SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported).................May 14, 1999


                        KENTEK INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



----------------------------------------  -------------------------------------

          Delaware                  000-27814                   22-2406249
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)            File Number)           Identification Number)
---------------------------------------- --------------------------------------


        2945 Wilderness Place,
          Boulder, CO 80301                                        80301
(Address of principal executive offices)                        (Zip Code)
--------------------------------------------------------------------------------


    Registrant's telephone number, including area code:     (303) 440-5500

Item 5.           Other Events.


                  On May 14, 1999, Kentek Information Systems, Inc. (the "Company") issued a press release announcing that it had entered into a merger agreement (the "Merger Agreement") for the merger of a new company formed by the Company's Chief Executive Officer with and into the Company, which, subject to stockholder approval, financing and other conditions, will result in the holders of the Company's common stock receiving $8.29 in cash for each common share. The foregoing summaries of the press release and the Merger Agreement are qualified by the copy of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference and the copy of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.


Item 7.           Financial Statements and Exhibits.


                  (c)      Exhibits

                           2.1 - Merger Agreement dated as of May 14, 1999 between Kentek Information Systems, Inc. and KE Acquisition Corp.

                           99.1 - News Release dated as of May 14, 1999 issued by Kentek Information Systems, Inc.

                                SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                KENTEK INFORMATION SYSTEMS, INC.
                                                        (Registrant)


Date: May 14, 1999                               By: /s/ Philip W. Shires
                                                 ______________________________
                                                     Philip W. Shires
                                                     Chief Executive Officer

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                KENTEK INFORMATION SYSTEMS, INC.
                                                          (Registrant)


Date: May 14, 1999                               By:  /s/ Philip W. Shires
                                                 ______________________________
                                                      Philip W. Shires
                                                      Chief Executive Officer

                                EXHIBIT INDEX



Exhibit No.                           Description

    2.1 Merger Agreement dated as of May 14, 1999 between Kentek Information Systems, Inc. and KE Acquisition Corp.

    99.1 News Release dated May 14, 1999 issued by Kentek Information Systems, Inc.

[TYPE]                        EX2.1, Merger Agreement

                                                                    Exhibit 2.1



                                MERGER AGREEMENT


                                     between

                        KENTEK INFORMATION SYSTEMS, INC.,

                                       and

                              KE ACQUISITION CORP.


                                   dated as of


                                  MAY 14, 1999

                               TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1  THE MERGER.........................................................1
SECTION1.1.  The Merger.......................................................1
SECTION1.2.  Conversion of Shares.............................................2
SECTION1.3.  Surrender and Payment............................................3
SECTION1.4.  Dissenting Shares................................................4
SECTION1.5.  Stock Options....................................................4
SECTION1.6.  Transfer Taxes, etc..............................................5

ARTICLE 2  THE SURVIVING CORPORATION..........................................5
SECTION2.1.  Certificate of Incorporation.....................................5
SECTION2.2.  By-laws..........................................................5
SECTION2.3.  Directors and Officers...........................................5
SECTION2.4.  Director and Officer Liability...................................5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................6
SECTION3.1.  Corporate Existence and Power....................................6
SECTION3.2.  Corporate Authorization..........................................6
SECTION3.3.  Governmental Authorization.......................................6
SECTION3.4.  Non-Contravention................................................6
SECTION3.5.  Capitalization...................................................7
SECTION3.6.  Subsidiaries.....................................................7
SECTION3.7.  SEC Filings......................................................7
SECTION3.8.  Financial Statements.............................................8
SECTION3.9.  Disclosure Documents.............................................8
SECTION3.10.  Absence of Certain Changes......................................8
SECTION3.11.  Litigation; Compliance.........................................10
SECTION3.12.  Taxes..........................................................10
SECTION3.13.  ERISA..........................................................11
SECTION3.14.  Permits........................................................12
SECTION3.15.  Required Stockholder Vote......................................12
SECTION3.16.  Finders' Fees..................................................12
SECTION3.17.  Environmental Matters..........................................12
SECTION3.18.  Restrictions on Business Activities............................13
SECTION3.19.  Property.......................................................13
SECTION3.20.  Interested Party Transactions..................................13
SECTION3.21.  Insurance......................................................13
SECTION3.22.  Opinion of Financial Advisor...................................13
SECTION3.23.  Intellectual Property..........................................13
SECTION3.24.  Material Contracts.............................................14
SECTION3.25.  Takeover Statutes..............................................14
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF MERGERCO........................15
SECTION4.1.  Corporate Existence and Power...................................15
SECTION4.2.  Corporate Authorization.........................................15
SECTION4.3.  Governmental Authorization......................................15
SECTION4.4.  Non-Contravention...............................................15
SECTION4.5.  Disclosure Documents............................................16
SECTION4.7.  Finders' Fees...................................................16
SECTION4.8.  Litigation......................................................16

ARTICLE 5  COVENANTS OF THE COMPANY..........................................16
SECTION5.1.  Affirmative Covenants of the Company............................16
SECTION5.2.  Negative Covenants of the Company...............................17
SECTION5.3.  No Solicitation.................................................19
SECTION5.4.  Settlement of Certain Claims....................................20
SECTION5.5.  Antitakeover Statutes...........................................20
SECTION5.6.  Access to Information...........................................20

ARTICLE 6  COVENANTS OF EACH PARTY...........................................21
SECTION6.1.  Reasonable Efforts..............................................21
SECTION6.3.  Public Announcements............................................22
SECTION6.4.  Notification of Certain Matters.................................22
SECTION6.5.  Proxy Statement; Stockholder Meeting............................22

ARTICLE 7  CONDITIONS........................................................23
SECTION7.1.  Conditions to the Obligations of Each Party.....................23
SECTION7.2.  Conditions to the Obligations of MergerCo.......................23
SECTION7.3.  Conditions to the Obligations of the Company....................24

ARTICLE 8  TERMINATION.......................................................25
SECTION8.1.  Termination.....................................................25
SECTION8.2.  Effect of Termination...........................................26
SECTION8.3.  Certain Fees....................................................27

ARTICLE 9  MISCELLANEOUS.....................................................27
SECTION9.1.  Notices.........................................................27
SECTION9.2.  Amendments; No Waivers..........................................28
SECTION9.3.  Rules of Construction...........................................28
SECTION9.4.  Successors and Assigns..........................................28
SECTION9.5.  Governing Law; etc..............................................29
SECTION9.6.  Counterparts; Effectiveness.....................................29
SECTION9.7.  Parties in Interest.............................................29
SECTION9.8.  Severability....................................................29
SECTION9.9.  Entire Agreement................................................30
SECTION9.10.  Survival of Representations and Warranties.....................30


                                      EXHIBIT

Exhibit A             Amended Certificate of Incorporation of the Company

                                MERGER AGREEMENT

         MERGER AGREEMENT dated as of May 14, 1999 among KENTEK INFORMATION SYSTEMS, INC., a Delaware corporation (the "Company"), and KE ACQUISITION CORP., a Delaware corporation ("MergerCo"). Certain capitalized terms used in this Agreement shall have the meanings assigned to them in Annex I.

         WHEREAS, the Boards of Directors of each of MergerCo and the Company have determined to engage in the transactions contemplated by this Agreement, pursuant to which, among other things, at the Effective Time, (i) MergerCo shall merge with and into the Company, and (ii) each share of Common Stock, par value $.01 per share, of the Company ("Company Common Shares") (except for Company Common Shares owned by the Company, Company Common Shares owned by MergerCo, and Company Common Shares as to which appraisal rights have been perfected) shall be converted, as set forth in this Agreement, into the right to receive, in exchange for each such Company Common Share, cash in an amount equal to $8.29, without interest, (such cash, the "Merger Consideration");

         WHEREAS, the Board of Directors of the Company (at a meeting duly called and held, and acting on the unanimous recommendation of a special committee of the Board of Directors of the Company comprised entirely of non-management independent directors (the "Special Committee"), has approved this Agreement and the Merger contemplated by this Agreement and resolved to recommend, subject to its fiduciary duties, that stockholders of the Company approve and adopt this Agreement and the Merger;

         WHEREAS, the Board of Directors of MergerCo has approved the transactions contemplated by this Agreement; and

         WHEREAS, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe certain conditions to the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         SECTION 1.1. The Merger. (a) At the Effective Time, MergerCo shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law"), whereupon the separate existence of MergerCo shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b) The Closing shall take place at the offices of Bartlit Beck Herman Palenchar & Scott in Denver, Colorado at 10:00 a.m. on the second business day following the fulfillment or waiver of each of the conditions precedent to the Merger set forth in Article 7, or at such other place, time and date as the parties hereto may agree.

          (c) At the Closing, upon fulfillment or waiver of the conditions precedent to the Merger set forth in Article 7, the parties shall cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as required by, and duly executed in accordance with, the relevant provisions of the Delaware Law using the procedures permitted in
Section 251 of the Delaware Law. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the Company and MergerCo agree to specify in the certificate of merger (the "Effective Time").

          (d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and MergerCo, all as provided under Delaware Law.

           (e) The Surviving Corporation may, at any time after the Effective Time, take any action (including the execution and delivery of any document) in the name and on behalf of either of the Company and MergerCo in order to carry out and effectuate the transactions contemplated by this Agreement.

          (f) The Company hereby represents that (x) the Special Committee has unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company's stockholders, and (ii) recommended that this Agreement and the Merger be approved by the full Board of Directors and (y) its Board of Directors, at a meeting duly called and held, and acting on such unanimous recommendation of the Special Committee, has unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company's stockholders, (ii) approved this Agreement and the Merger, which approval satisfies in full the requirements of the Delaware Law that the Agreement be approved by the Company's Board of Directors, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by its stockholders; provided, that such recommendation may be withdrawn, modified or amended to the extent the Board of Directors of the Company deems it necessary to do so in the exercise of its fiduciary obligations to the Company's stockholders. The Company further represents that Janney Montgomery Scott Inc. (the "Financial Advisor") has delivered to the Company's Board of Directors its written opinion that, as of the date of such opinion, the Merger Consideration to be paid in the Merger was fair to the holders of Company Common Shares from a financial point of view.

         SECTION 1.2.  Conversion of Shares.  At the Effective Time:

          (a) each Company Common Share held by the Company as treasury stock shall be canceled and no payment shall be made with respect thereto;

           (b) each Company Common Share owned by MergerCo shall be canceled and no payment shall be made with respect thereto;

          (c) each Company Common Share outstanding immediately prior to the Effective Time shall (except as otherwise provided in Section 1.2(a), Section 1.2(b) or as provided in Section 1.4 with respect to Company Common Shares as to which appraisal rights have been perfected) be converted into the right to receive the Merger Consideration in exchange for such Company Common Share. If, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of Company Common Shares outstanding as a result of any stock split, stock dividend, recapitalization or similar transaction, the Merger Consideration obtainable upon conversion of a Company Common Share as provided in this Section 1.2(c) shall be appropriately adjusted;

          (d) each share of common stock, par value $.01 per share, of MergerCo outstanding immediately prior to the Effective Time shall be automatically converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         SECTION 1.3. Surrender and Payment. (a) Promptly after the Effective Time, the Surviving Corporation shall transmit funds and securities to the Exchange Agent, by wire or other acceptable means, as required for payment, in accordance with this Agreement, of the Merger Consideration. Promptly after the Effective Time, the Surviving Corporation will send, or cause the Exchange Agent to send, to each holder of Company Common Shares at the Effective Time a letter of transmittal for use in exchanging certificates evidencing such Company Common Shares for the Merger Consideration (which letter shall specify that the delivery shall be effected, and risk of loss shall pass, only upon proper delivery of the certificates representing Company Common Shares to the Exchange Agent).

          (b) Each holder of Company Common Shares that have been converted into the right to receive the Merger Consideration in exchange for each Company Common Share, upon surrender to the Exchange Agent of a certificate or certificates representing such Company Common Shares, together with a properly completed letter of transmittal covering such Company Common Shares, will be entitled immediately upon such surrender to receive the Merger Consideration payable in respect of such Company Common Shares; provided that the Exchange Agent will withhold from payment all amounts required to be withheld by applicable law, including, without limitation, under the provisions of Code section 1445, unless the holder of Company Common Shares makes applicable affidavits or certifications reasonably satisfactory to the Exchange Agent
(based on instructions from the Surviving Corporation) that the Merger Consideration is not subject to withholding. Until so surrendered, each certificate representing Company Common Shares that have been converted into the right to receive in exchange for each Company Common Share the Merger Consideration shall, after the Effective Time, represent for all purposes, only the right to receive the Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Company Common Shares, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Company Common Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of Company Common Shares. If, after the Effective Time, certificates representing Company Common Shares are presented to the Surviving Corporation, they shall be exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

          (e) Any Merger Consideration that remains unclaimed by the holders of Company Common Shares six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holders who have not exchanged their Company Common Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to the Surviving Company for payment of the Merger Consideration in respect of their Company Common Shares, subject to applicable abandoned property, escheat and other similar laws. Notwithstanding the foregoing, the Surviving Company shall not be liable to any former holder of Company Common Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or other similar laws. Any Merger Consideration remaining unclaimed by holders of Company Common Shares one day prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled to such amounts.

          (f) Any Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) to pay for Company Common Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation upon its demand.

          (g) MergerCo and the Company shall use all reasonable efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject, in the case of the Company, to applicable fiduciary duties as provided in Section 5.3. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either of the Company or MergerCo, the officers and directors of the Surviving Corporation are fully authorized in the name of either of the Company or the MergerCo or otherwise to take, and shall take, all such action.

         SECTION 1.4. Dissenting Shares. Notwithstanding Section 1.2, Company Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Common Shares in accordance with Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal or it is determined that such holder does not have appraisal rights in accordance with Delaware Law. If after the Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have an appraisal right, such Company Common Shares shall be treated as if they had been converted as of the Effective Time into a right to receive in exchange for each Company Common Share the Merger Consideration.

         SECTION 1.5. Stock Options. Except as otherwise agreed in writing prior to the Effective Time between MergerCo and the holder of any stock option, each stock option to purchase Company Common Shares outstanding at the Effective Time shall be adjusted such that the holder of any such option shall have the right, upon due exercise of such option (to the extent such option is then vested and exercisable), to receive from the Surviving Corporation an amount equal to the excess, if any, of the amount of the Merger Consideration over the applicable per share exercise price of such option for each Company Common Share such holder could have purchased had such holder exercised such option in full immediately prior to the Effective Time.

         SECTION 1.6. Transfer Taxes, etc. Except as set forth in Section 1.3(c), the Surviving Corporation shall bear and be responsible for the payment of all transfer, stamp, documentary, sales, use, registration and other similar Taxes (but excluding any federal, state, or local taxes measured by the income of the Person responsible for paying such Taxes) incurred in connection with the exchange of Company Common Shares for the Merger Consideration.

                                    ARTICLE 2

                            THE SURVIVING CORPORATION

         SECTION 2.1. Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended to read in its entirety substantially in the form set forth in Exhibit A and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

         SECTION 2.2. By-laws. The by-laws of MergerCo in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.3. Directors and Officers. From and after the Effective Time, the directors and officers of MergerCo shall be the directors and officers of the Surviving Corporation.

         SECTION 2.4. Director and Officer Liability. The Surviving Corporation will indemnify and hold harmless the present and former officers and directors of the Company and its Subsidiaries (the "Covered Employees") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof until any applicable statute of limitations has expired; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. For not less than two years after the Effective Time, MergerCo will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of the Company's policy in effect on the date hereof; provided that in satisfying its obligation under this Section, MergerCo shall not be obligated to pay premiums in excess of 150% of the amount per annum that the Company paid for this purpose in its last full fiscal year; but provided further, that MergerCo shall be obligated to provide such coverage as may be obtained for such amount. The provisions of this Section 2.4 are for the benefit of and may be enforced after the Effective Time by the Covered Employees.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to MergerCo as follows:

         SECTION 3.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 3.2. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 3.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company require no action or waiting period by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the Securities Act, the Exchange Act or any Blue Sky Laws; and
(c) compliance with those Laws, Regulations and Orders noncompliance with which would not reasonably be expected to have a Company Material Adverse Effect or to prevent, impair or result in significant delay of the consummation of the Merger.

         SECTION 3.4. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Company or
(b) assuming effectuation of all filings and registrations with, the termination or expiration of any applicable waiting periods imposed by, and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 3.3, (i) constitute a default under or give rise to (A) a right of termination, cancellation, acceleration, amendment or modification with respect to the Company or any of its Subsidiaries, (B) a loss of any benefit to which the Company or any of its Subsidiaries is entitled or (C) an increase in the obligations of the Company or any of its Subsidiaries, in each case, under any provision of any Material Contract of the Company or any of its Subsidiaries which, in any such case, individually or in the aggregate, would have a Company Material Adverse Effect, (ii) result in the creation or imposition of any material Lien (other than any Permitted Encumbrances) on any material asset of the Company or any of its Subsidiaries or (iii) violate or cause a breach under any Law, Regulation, Order or Permit applicable to the Company, its Subsidiaries and their respective assets except for any such matters that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

         SECTION 3.5. Capitalization. The authorized capital stock of the Company consists of 12,000,000 authorized Company Common Shares. As of the date of this Agreement, there were issued and outstanding 4,604,152 Company Common Shares and options to purchase an aggregate of 538,017 Company Common Shares. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and except for changes since the date of this Agreement resulting from the exercise of employee stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares.

         SECTION 3.6. Subsidiaries. (a) Each of the Company's Subsidiaries is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all corporate or entity powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent the failure to have such licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Company Material Adverse Effect, and is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) The Company owns all of the issued and outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries of the Company (other than directors' qualifying shares), and such shares and interests have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary.

         SECTION 3.7. SEC Filings. (a) The Company has delivered to MergerCo (i) its annual reports on Form 10-K for its fiscal years ended June 30, 1996, 1997 and 1998, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended September 30, 1998, December 31, 1998 and March 31, 1999 ("Company 10-Q"), (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since April 17, 1996, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since January 1, 1996 ("Company SEC Reports").

          (b) As of its filing date, each such report or statement filed pursuant to the Exchange Act, and each registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 3.7 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of March 31, 1999 set forth in the Company 10-Q and "Company Balance Sheet Date" means March 31, 1999. As of the date of this Agreement, there exist no liabilities or obligations of the Company and its Subsidiaries, whether accrued, absolute, contingent or threatened, which would be required to be reflected, reserved for or disclosed under generally accepted accounting principles in the financial statements of the Company as of and for the period ended March 31, 1999, other than (i) liabilities or obligations which are adequately reflected, reserved for or disclosed in the March 31, 1999 financial statements of the Company, (ii) liabilities incurred in the ordinary course of business since March 31, 1999 and (iii) such as would not have a Company Material Adverse Effect.

         SECTION 3.9. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement, including, without limitation, the Schedule 13E-3 filing and proxy statement (the "Proxy Statement") to be filed with the SEC in connection with the Merger and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, except that no warranty is made hereby with respect to any information supplied by MergerCo expressly for inclusion in the Proxy Statement.

          (b) At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no warranty is made hereby with respect to any information supplied by MergerCo for inclusion in the Proxy Statement.

         SECTION 3.10. Absence of Certain Changes. Except for this Agreement, from the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practice and there has not been:

                  (a) any event, occurrence or development (including the commencement of any action, suit or proceedings or, to the Knowledge of the Company, any investigation) of a state of circumstances or facts which, individually or together with other similar events, has had or reasonably would be expected to have a Company Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption (other than the receipt of Company Common Shares in payment of the exercise price of employee or director stock options and Taxes in respect of such exercise and other than the Company's regular quarterly dividend to be paid to stockholders of record on May 31, 1999) or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                  (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries other than amendments to the terms of the existing credit facilities of the Company or its Subsidiaries or borrowings under such facilities;

                  (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                  (e) any creation or assumption by the Company or any of its Subsidiaries of any Lien (other than Permitted Encumbrances) on any material asset of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices;

                  (f) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

                  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

                  (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                  (i) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, whether or not any such change is required by reason of a concurrent change in generally accepted accounting principles;

                  (j) any (iv) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (v) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (vi) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (vii) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries except for such grants, payments, increases or changes in the ordinary course of business consistent with past practice; or

                  (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, which in any such case would reasonably be expected to have a Company Material Adverse Effect.

During the period from March 31, 1999, neither the Company nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by Section 5.2 or agreed in writing during such period prior to the date of this Agreement to engage in any such conduct.

         SECTION 3.11. Litigation; Compliance. (a) There is no action, suit or proceeding pending against, or (to the Knowledge of the Company) threatened against or affecting, or (to the Knowledge of the Company) any pending investigation against, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by this Agreement.

          (b) The Company and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.12. Taxes. (a) The Company and its Subsidiaries have timely filed all required United States federal, state, local and foreign and other Tax Returns and such Tax Returns are true, complete and correct, and the Company and its Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and there are no other Taxes that would be due if asserted by a taxing authority, except Taxes with respect to which the Company is maintaining reserves to the extent required by generally accepted accounting principles, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as does not involve or would not result in liability to the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect, (i) there are no Tax Liens on any assets of the Company or any of its Subsidiaries (other than Permitted Encumbrances); and (ii) there is no written claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return. The accruals and reserves (including deferred taxes) reflected in the Company Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

          (b) Neither the Company nor any of its Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated by this Agreement, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries owns any property of a character, the indirect transfer of which, as a consequence of the Merger, would give rise to any material documentary, stamp or other transfer tax.

          (c) The Company is not a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

         SECTION 3.13. ERISA. (a) Each Company Employee Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations where the failure thereof would result in liability that would be reasonably expected to have a Company Material Adverse Effect. Each Company Employee Plan intended to be qualified has received a favorable determination from the IRS and, to the Company's Knowledge, nothing has occurred since that would adversely affect such qualification. No litigation or administrative or other proceeding involving any Company Employee Plans has occurred or, to the Company's Knowledge, is threatened where an adverse determination would result in liability that would be reasonably expected to have a Company Material Adverse Effect. The Company has not contributed to any "multiemployer plan", within the meaning of section 3(37) of ERISA. No condition exists and no event has occurred that would be expected to constitute grounds for termination of any Company Employee Plan and neither the Company nor any of its affiliates has incurred any liability arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. For purpose of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

          (b) Each enforceable employment, severance or other similar contract, arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Company Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates and (iii) covers any employee or former employee of the Company or any of its affiliates (a "Company Employee Arrangement") has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Employee Arrangement except for failures to comply which, singly or in the aggregate, would not have a Company Material Adverse Effect.

          (c) The Company has not established, and does not maintain, any post-retirement benefits for its employees, including but not limited to post-retirement life insurance or post-retirement medical.

          (d) Other than stock option agreements with Howard Morgan and Philip Shires, the Company has no agreements that provide for the payment of income or the provision of benefits (including vesting, entitlement, receipt, creation or transfer of any rights, privileges, income or title to property or beneficial ownership) to any employees of the Company as a result of a change of control of the Company.

         SECTION 3.14. Permits. To the Knowledge of the Company, the Company and its Subsidiaries have all Permits as are necessary to carry on their businesses as currently conducted, except for any such Permits for which the Company has made due application and except for any such Permits that the failure to possess which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received notice from any Governmental Authority (i) that such Permits are not in full force and effect or have been violated, in either case in any respect that would reasonably be expected to have a Company Material Adverse Effect or (ii) threatening to suspend, revoke or suspend any such Permits which, in any such case, would reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.15. Required Stockholder Vote. The affirmative vote by stockholders of the Company Common Shares of the Company representing a majority of the outstanding Company Common Shares is the only vote of the Company stockholders required by Law for the adoption and approval of this Agreement, the Merger and the transactions contemplated by this Agreement.

         SECTION 3.16. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from MergerCo or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. The parties acknowledge that the Special Committee has retained the Financial Advisor as financial advisor and that the fees and expenses of the Financial Advisor will be paid by the Company.

         SECTION 3.17. Environmental Matters. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (a) to the Knowledge of the Company, the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, or proceeding by or before any Court or Governmental Authority under any Environmental Law; and (c) all Permits, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect.

         SECTION 3.18. Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company, except for any prohibition or impairment as would not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.19. Property. The Company or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Company 10-K or the Company 10-Q as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Company 10-K or the Company 10-Q, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since the date of the Company 10-K or the Company 10-Q and (ii) any matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.20. Interested Party Transactions. Except as a result of the transactions contemplated by this Agreement or the Company SEC Reports, since October 23, 1998 (the date of the Company's 1998 proxy statement), no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 3.21. Insurance. All insurance policies maintained by the Company or any of its Subsidiaries (i) are with reputable insurance carriers,
(ii) provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets and
(iii) are in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards.

         SECTION 3.22. Opinion of Financial Advisor. The Special Committee has received an opinion dated May 14, 1999 of the Financial Advisor, that, as of such date, the Merger Consideration was fair to the Company's stockholders from a financial point of view.

         SECTION 3.23. Intellectual Property. (a) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and its Subsidiaries as currently conducted, except as would not reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third-Party Intellectual Property Rights; (ii) no claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third-Party Intellectual Property Rights by or through the Company or any of its Subsidiaries, are currently pending or, to the Knowledge of the Company, are overtly threatened by any Person; and (iii) to the Company's Knowledge, there are no valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale license by the Company or any of its Subsidiaries infringes on any Third-Party Intellectual Property Right; (B) against the use by the Company or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any part of the Company Intellectual Property Rights or other trade secret material to the Company, or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries.

          (c) (i) all patents, registered trademarks and copyrights held by the Company and its Subsidiaries are valid and subsisting, except as would not reasonably be expected to have a Company Material Adverse Effect, and (ii) to the Company's Knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

         SECTION 3.24. Material Contracts. All Material Contracts relating to the Company or any of its Subsidiaries are in full force and effect, the Company and its Subsidiaries have performed their obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that would not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.25. Takeover Statutes. The action of the Board of Directors of the Company in approving the Merger and this Agreement for purposes of
Section 203 of the Delaware Law is sufficient to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the provisions of Section 203 of the Delaware Law.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF MERGERCO

         MergerCo hereby represents and warrants to the Company as follows:

         SECTION 4.1. Corporate Existence and Power. MergerCo is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate or entity powers and all governmental licenses,  authorizations,  consents  and  approvals  required  to  carry on its business as now conducted, except to the extent the failure to have such licenses, authorizations, consents and approvals would not, individually or in the aggregate, be reasonably expected to prevent, impair or result in significant delay of the consummation of the Merger. MergerCo is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to prevent, impair or result in significant delay of the consummation of the Merger.

         SECTION 4.2. Corporate Authorization. The execution, delivery and performance of this Agreement by MergerCo and the consummation by MergerCo of the transactions contemplated by this Agreement are within MergerCo's corporate powers and have been duly authorized by all necessary corporate or other action. This Agreement constitutes the valid and binding agreement of MergerCo, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 4.3. Governmental Authorization. The execution, delivery and performance by MergerCo of this Agreement and the consummation of the transactions contemplated by this Agreement by MergerCo require no action or waiting period by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the Securities Act, the Exchange Act or any Blue Sky Laws; and
(c) compliance with those Laws, Regulations and Orders noncompliance with which would reasonably be expected to prevent, impair or result in significant delay of the consummation of the Merger.

         SECTION 4.4. Non-Contravention. The execution, delivery and performance by MergerCo of this Agreement and the consummation by MergerCo of the transactions contemplated by this Agreement do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws or other organizational documents of MergerCo or (b) assuming effectuation of all filings and registrations with, the termination or expiration of any applicable waiting periods imposed by, and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 4.3, (i) constitute a default under or give rise to (A) a right of termination, cancellation, acceleration, amendment or modification with respect to any assets or liabilities of MergerCo,
(B) a loss of any benefit to which MergerCo is entitled or (C) an increase in the obligations of MergerCo, in each case under any provision of any Material Contract of MergerCo, which, in any such case, individually or in the aggregate, would prevent, impair or result in significant delay of the consummation of the Merger, (ii) result in the creation or imposition of any material Lien (other than a Permitted Encumbrance) on any material assets of MergerCo or (iii) violate or cause a breach under any Law, Regulation, Order or Permit applicable to MergerCo, except for any such matters that would not reasonably be expected, individually or in the aggregate, to prevent, impair or result in significant delay of the consummation of the Merger.

         SECTION 4.5. Disclosure Documents. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, the information supplied by MergerCo for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.6. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, MergerCo who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         SECTION 4.7. Litigation. There is no action, suit or proceeding pending against, or (to the Knowledge of MergerCo) threatened against or affecting, or (to the Knowledge of MergerCo) any pending investigation against MergerCo or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by this Agreement.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

         SECTION 5.1. Affirmative Covenants of the Company. Except as expressly contemplated by this Agreement or consented to in writing by MergerCo, during the period from the execution of this Agreement by the Company to the Effective Time, the Company will, and will cause its Subsidiaries to:

                  (a) operate their businesses in all material respects in the usual and ordinary course consistent with past practices;

                  (b) use all reasonable efforts to preserve substantially intact their business organizations, maintain the rights and franchises that are material to the Company, retain the services of their officers and maintain the relationships with the customers and suppliers that are material to the Company;

                  (c) use all reasonable efforts to sell all obsolete inventory so as to realize the value of the Company's deferred tax assets, and maintain supplies and other inventories in quantities deemed appropriate by the Company;

                  (d) maintain and keep the properties and assets that are material to the Company in as good repair and condition in all material respects as on the date of this Agreement, ordinary wear and tear excepted;

                  (e) use all commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that set forth in Section 3.21; and

                  (f) use all commercially reasonable efforts to comply in all material respects with all applicable Laws, Regulations and Orders.

         SECTION 5.2. Negative Covenants of the Company. Except as expressly contemplated by this Agreement, or otherwise consented to in writing by MergerCo, from the execution of this Agreement by the Company until the Effective Time, the Company will not, and will not permit any of its Subsidiaries to:

                  (a) adopt or propose any change in the certificate of incorporation or bylaws of the Company or any of its Subsidiaries;

                  (b) (i) acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person,
         (ii) incur any Indebtedness or issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of any other Person or make any loans or advances, except in each case in the ordinary course of business and consistent with past practice, (iii) make or authorize any capital expenditures other than capital expenditures in accordance with the Company's existing capital plan, capital expenditures to repair or replace casualty losses or other capital expenditures in the ordinary course of the Company's business or (iv) enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.2(b);

                  (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice, and (iii) as contemplated or permitted by this Agreement;

                  (d) (i) take or agree or commit to take any action that would make any warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time such that the conditions set forth in Section 7.2(a) would not be satisfied or (ii) omit or agree or commit to omit to take any action necessary to prevent any such warranty from being inaccurate in any respect at any such time such that the conditions set forth in Section 7.2(a) would not be satisfied;

                  (e) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than the Company's regular quarterly cash dividend to stockholders of record on May 31, 1999 and other than cash dividends and distributions by a wholly owned Subsidiary of the Company to the Company or to a Subsidiary, all of the capital stock of which is owned directly or indirectly by the Company), or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any of its securities or any securities of its Subsidiaries;

                  (f) adopt any change in executive compensation except in the ordinary course consistent with past practices or adjust or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee (except as contemplated by this Agreement or as required to comply with ERISA or to continue then existing tax and securities law status);

                  (g) revalue in any material respect any significant portion of its assets, including, without limitation, writing down the value of inventory in any material manner or writing-off of notes or accounts receivable in any material manner except as required by generally accepted accounting principles;

                  (h) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company referred to in Section
         3.8 or incurred in the ordinary course of business, consistent with past practices;

                  (i) make any tax election with respect to or settle or compromise any material income tax liability;

                  (j) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests (or phantom equity interests) in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests (or phantom equity interests) in, the Company or any of its Subsidiaries (other than the issuance of Company Common Shares upon the exercise of outstanding options);

                  (k) grant any Lien (except Permitted Encumbrances) with respect to any material assets including any shares of capital stock of, or other equity interests in, any Subsidiary of the Company;

                  (l) (i) change any of its policies or practices with respect to business transactions between the Company and its Subsidiaries, on the one hand, and the Company's Affiliates (other than the Company and its Subsidiaries), on the other hand, (ii) change any of its methods of accounting in effect at March 31, 1999 except as may be required to comply with generally accepted accounting principles, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending June 30, 1998, except, in each case, as may be required by Law;

                  (m) except to the extent the Board of Directors of the Company deems it necessary to do so in the exercise of its fiduciary obligations to its stockholders, adopt any shareholder rights plan;

                  (n) enter into or adopt any agreements or arrangements that provide for the payment of income or the provision of benefits (including vesting, entitlement, receipt, creation or transfer of any rights, privileges, income or title to property or beneficial ownership) to employees of the Company as a result of a change of control of the Company; or

                   (o) agree or commit to do any of the foregoing.

         SECTION 5.3. No Solicitation. From and after the date of this Agreement, the Company will not, and will not authorize or permit any of the officers, directors, employees, agents and other representatives of the Company and its Subsidiaries (collectively, the "Representatives") to, directly or indirectly, solicit, encourage or initiate any Acquisition Proposal or negotiate with any prospective buyer in connection therewith; provided, however, that (a) nothing herein shall restrict the Company from filing a Current Report on Form 8-K describing this Agreement, the Merger and the transactions contemplated by this Agreement and by any other agreements being entered into by the Company on the date of this Agreement (which filing may include this Agreement as an exhibit) promptly after the date of this Agreement or from complying with its obligations under the Securities Act, the Exchange Act and any other applicable Law; (b) the Company's Board of Directors and/or the Special Committee may authorize the Company to engage in discussions or negotiations with any Person who (without any solicitation or initiation, directly or indirectly, by the Company or any Representative after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning and access to the Company and its Subsidiaries and their respective businesses, properties and assets, and the Company's Board of Directors and/or the Special Committee may direct the Company's Representatives to cooperate with and be available to consult with any such Person; provided that in the case of this clause (b), the Company's Board of Directors and/or the Special Committee shall have determined in the exercise of its fiduciary duties that such action is in the best interests of the Company's stockholders, (c) following receipt of an Acquisition Proposal that is financially superior to the Merger (as determined in good faith by the Company's Board of Directors), the Board of Directors of the Company may withdraw, modify or not make its recommendation in favor of the Merger; provided that in the case of this clause
(c), the Company's Board of Directors shall have concluded in good faith that such action is necessary in order for the Company's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law, and (d) the Company's Board of Directors may take and disclose to the Company's stockholders any position required under the Exchange Act; provided that, in each case referred to in the foregoing clauses (a), (b), (c) and (d), the Company shall not engage in negotiations with, or disclose any nonpublic information to, any Person unless it receives from such Person an executed confidentiality agreement on terms and conditions deemed to be appropriate and in the Company's best interests by the Board of Directors and its counsel and financial advisors. The Company shall immediately cease and cause to be terminated any existing solicitation of, and any discussion or negotiation conducted prior to the date of this Agreement by the Company or any of the Company's Representatives with respect to any Acquisition Proposal. Except to the extent the Company's Board of Directors or the Special Committee deems it necessary not to do so in the exercise of its fiduciary obligations to its stockholders, the Company will promptly notify MergerCo of the receipt of any Acquisition Proposal (in any event not less than two business days prior to entering into any agreement in connection with the Acquisition Proposal), including the identity of the Person or group making such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal; provided that, except to the extent the Company's Board of Directors deems it necessary not to do so in the exercise of its fiduciary obligations to its stockholders, in no event shall the Company enter into a definitive agreement in connection with the Acquisition Proposal less than five business days after the Company's initial notification to MergerCo of an inquiry or proposal relating to an Acquisition Proposal. Within the two-business-day or five-business-day period referred to above, if any, MergerCo may propose an improved transaction.

         SECTION 5.4. Settlement of Certain Claims. Without the prior written agreement of MergerCo, prior to the Effective Time, the Company shall not settle or compromise any claim brought by any present, former or purported holder or owner of Company Common Shares or other securities of the Company, or by any other Person, which relates to or seeks to challenge or enjoin the transactions contemplated by this Agreement.

         SECTION 5.5. Antitakeover Statutes. If any takeover statute is or may become applicable to the transactions contemplated by this Agreement, the Company and the members of its Board of Directors shall use all reasonable efforts to grant such approvals and to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any takeover statute on any of the transactions contemplated by this Agreement.

         SECTION 5.6. Access to Information. From the date of this Agreement until the Effective Time, the Company shall (i) afford MergerCo and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, including environmental engineers (collectively, the "MergerCo Representatives"), reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof and (ii) furnish promptly to MergerCo and the MergerCo Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by MergerCo.

                                    ARTICLE 6

                             COVENANTS OF EACH PARTY

         Each party agrees that:

         SECTION 6.1. Reasonable Efforts. (a) Subject to the terms and conditions of this Agreement, each party shall use, and shall cause each of its respective Subsidiaries to use, all commercially reasonable efforts (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Licenses, Permits or Orders required to be obtained by such party or any of its Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder and (iii) to make all necessary filings and thereafter to make promptly any other required submissions, with respect to this Agreement required under any other applicable Law, Regulation or Order; provided, that the Company and MergerCo shall cooperate with each other in connection with the making of all such filings and in supplying any information requested supplementally or by second request from any Governmental Authority.

          (b) The parties agree to cooperate and to cause their respective Subsidiaries to cooperate with respect to, and agree to use all commercially reasonable efforts vigorously to contest and resist and to have vacated, lifted, reversed or overturned, any action, including legislative, administrative or judicial action, including any Order (whether temporary, preliminary or permanent) of any Governmental Authority, that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. Each of the parties also agrees to take any and all commercially reasonable actions that may be required by any Governmental Authority as a condition to the granting of any Permit or Order required in order to permit the consummation of the transactions contemplated by this Agreement or as may be required to vacate, lift, reverse or overturn any administrative or judicial action that would otherwise cause any condition to the Effective Time not to be satisfied; provided, however, that in no event shall either party be required to take any action that could reasonably be expected to have a Company Material Adverse Effect or to result in a breach of this Agreement.

          (c) Each of the parties shall use, and shall cause its Subsidiaries to use, all commercially reasonable efforts to obtain from all Persons (other than Governmental Authorities) all consents that are (i) necessary, proper or advisable or (ii) otherwise required under any contracts, licenses, leases, easements or other agreements to which such party or any of its Subsidiaries is a party or by which it is bound, in order to permit such party to perform its obligations hereunder.

          (d) If any party shall fail to obtain any third party consent described in Section 6.1(c), such party shall use all commercially reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and its Subsidiaries, and MergerCo and its Subsidiaries, and each of their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (e) Upon learning thereof, each party shall promptly notify the other parties of (i) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) from or by any Governmental Authorities with respect to the transactions contemplated by this Agreement or
(ii) the institution or the threat of litigation involving this Agreement or the transactions contemplated by this Agreement.

         SECTION 6.2. Public Announcements. Each party will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated by this Agreement and, except as may be required by applicable Law or regulations of the NASDAQ National Market, will not issue any such press release or make any such public statement prior to such consultation; provided, however, that following the execution hereof the Company and MergerCo may issue a press release mutually acceptable to both parties.

         SECTION 6.3. Notification of Certain Matters. Each party shall use all commercially reasonable efforts to give prompt notice to the other parties of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of any party materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the parties receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 7.2(a) or 7.3(a) hereof unless the failure to give such notice results in material prejudice to the other parties.

         SECTION 6.4. Proxy Statement; Stockholder Meeting. (a) As promptly as practicable after the execution of this Agreement, the Company and MergerCo shall prepare, and the Company shall file with the SEC, the preliminary Proxy Statement relating to the adoption of this Agreement and approval of the transactions contemplated by this Agreement by the stockholders of the Company, subject to Section 5.3. As promptly as practicable after all comments are received from the SEC on the preliminary Proxy Statement and after the furnishing by the Company and MergerCo of all information required to be contained therein, the Company shall file with the SEC a revised definitive Proxy Statement, subject to Section 5.3.

          (b) Subject to Section 5.3, the Company shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable after the SEC completes its review process in connection with the Proxy Statement for the purpose of voting on the approval and adoption of this Agreement and the Merger and will (i) thereafter mail to its stockholders as promptly as practicable the Proxy Statement, (ii) include in the Proxy Statement the Board's recommendation set forth in Section 1.1(f), (iii) use all commercially reasonable efforts to obtain the necessary approval by its stockholders of this Agreement and the transactions contemplated by this Agreement and (iv) otherwise comply with all legal requirements applicable to such meeting.

                                    ARTICLE 7

                                   CONDITIONS

         SECTION 7.1. Conditions to the Obligations of Each Party. The obligations of the Company and MergerCo to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) this Agreement and the Merger shall have been adopted and approved by the stockholders of the Company in accordance with the Delaware Law;

                  (b) no provision of any existing law or regulation and no judgment, injunction, order or decree shall prohibit or threaten to prohibit the consummation of the Merger or the other transactions contemplated by this Agreement;

                  (c) all material actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained;

                  (d) there shall not be pending any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint, (i) preventing or seeking to prevent consummation of the Merger or the other transactions contemplated by this Agreement,
         (ii) prohibiting or seeking to prohibit or limiting or seeking to limit any party from exercising all material rights and privileges pertaining to its ownership of the Company or any of its Subsidiaries, or (iii) compelling or seeking to compel MergerCo, the Company or any of their Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), in each case as a result of the Merger or the other transactions contemplated by this Agreement, nor shall there be any threat of any matter of a type referred to in clauses (ii) or (iii) above which would reasonably be expected to have a Company Material Adverse Effect; and

                  (e) no statute, rule, regulation or order shall be enacted, entered, proposed, enforced or deemed applicable to the Merger which makes the consummation of the transactions contemplated by this Agreement illegal.

         SECTION 7.2. Conditions to the Obligations of MergerCo. The obligations of MergerCo to consummate the Merger and the other transactions contemplated by this Agreement, are subject to the satisfaction of the following further conditions:

                  (a) (i) the Company shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Effective Time, and (ii) except for such inaccuracies or omissions the consequences of which do not singly or in the aggregate constitute a Company Material Adverse Effect, the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all respects at and as of the Effective Time as if made at and as of such time (except to the extent such representation and warranty is made as of an earlier date, in which case the representation and warranty shall be true in all respects as of such date) and MergerCo shall have received a certificate signed by the Chairman or the Chief Financial Officer of the Company to the foregoing effect;

                  (b) all consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the consummation by it of the transactions contemplated by this Agreement shall have been obtained and made by the Company, except where the failure to receive such consents, etc. would not reasonably be expected to have a Company Material Adverse Effect;

                  (c) MergerCo shall have received all documents it may reasonably request relating to the Company and its authority to enter into this Agreement, all in form and substance satisfactory to MergerCo;

                   (d) MergerCo shall have received the financing necessary to consummate the transactions contemplated by this Agreement and to fund the working capital needs of the Surviving Corporation, on terms and conditions reasonably acceptable to MergerCo; and

                   (e) no more than 5% of the Company Common Shares shall be Dissenting Shares.

         SECTION 7.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (a) (i) MergerCo shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Effective Time, and (ii) except for such inaccuracies or omissions the consequences of which would not singly or in the aggregate reasonably be expected to impede the receipt of the Merger Consideration by the Company's stockholders, the representations and warranties of MergerCo contained in this Agreement and in any certificate or other writing delivered by MergerCo pursuant hereto shall be true in all respects at and as of the Effective Time as if made at and as of such time (except to the extent such representation and warranty is made as of an earlier date, in which case the representation and warranty shall be true in all respects as of such date) and the Company shall have received a certificate signed by the President, any Vice President or the Treasurer of MergerCo to the foregoing effect;

                  (b) all consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by MergerCo for the consummation by it of the transactions contemplated by this Agreement shall have been obtained and made by MergerCo, except where the failure to receive such consents, etc. would not reasonably be expected to impede the receipt of the Merger Consideration by the Company's stockholders; and

                  (c) the Company shall have received all documents it may reasonably request relating to the authority of MergerCo for this Agreement, all in form and substance satisfactory to the Company.


                                    ARTICLE 8

                                   TERMINATION

         SECTION 8.1. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

                  (a)    by mutual written consent of the Company and MergerCo;

                  (b) by either the Company or MergerCo, if the Merger has not been consummated within six months of the date of this Agreement;

                  (c) by either the Company or MergerCo, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining MergerCo or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                   (d) by MergerCo, if any Person, entity or Group other than MergerCo and its Affiliates shall have increased its beneficial ownership (calculated in accordance with Rule 13d-3 under the Exchange
         Act) of Company Common Shares by an amount equal to 15% or more of the outstanding Company Common Shares compared with its level of ownership on the date of this Agreement;

                   (e) (i) by MergerCo if any representation and warranty of the Company set forth in this Agreement shall be untrue when made such that the condition set forth in Section 7.2(a) would not be satisfied; provided that, if such warranty is curable prior to the date 60 days after notice to the Company by MergerCo of such breach, through the exercise by the Company of its reasonable best efforts, so that the condition in Section 7.2(a) would be satisfied, and for so long as the Company continues to exercise such reasonable best efforts, MergerCo will not have the right to terminate this Agreement under this Section, or (ii) by the Company if any representation and warranty of MergerCo set forth in this Agreement shall be untrue when made such that the condition set forth in Section 7.3(a) would not be satisfied; provided that, if such warranty is curable prior to the date 60 days after notice to MergerCo by the Company of such breach, through the exercise by MergerCo of its reasonable best efforts, so that the condition in
         Section 7.2(a) would be satisfied, and so long as MergerCo continues to exercise such reasonable best efforts, the Company will not have the right to terminate this Agreement under this Section;

                  (f) (i) by MergerCo upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement such that the condition set forth in Section 7.2(a) would not be satisfied; provided that, if such breach is curable prior to the date 60 days after notice to the Company by MergerCo of such breach, through the exercise by the Company of its reasonable best efforts, so that the condition in
         Section 7.2(a) would be satisfied, and for so long as the Company continues to exercise such reasonable best efforts, MergerCo will not have the right to terminate this Agreement under this Section, or (ii) by the Company upon a breach of any covenant or agreement on the part of MergerCo set forth in this Agreement such that the condition set forth in Section 7.3(a) would not be satisfied; provided that, if such breach is curable prior to the date 60 days after notice to MergerCo by the Company of such breach, through the exercise by MergerCo of its reasonable best efforts, so that the condition in Section 7.3(a) would be satisfied, and for so long as MergerCo continues to exercise such reasonable best efforts, the Company will not have the right to terminate this Agreement under this Section;

                   (g) by MergerCo (i) if the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse in any material respect to MergerCo, its approval of this Agreement and the Merger or its recommendation set forth in Section 1.1(f), (ii) if the Board of Directors of the Company shall have approved, recommended or endorsed any Acquisition Proposal other than the Merger, or (iii) if the Company shall have failed to call the Company Stockholders Meeting within a reasonable time after completion of the SEC review process or shall have failed as promptly as reasonably practicable thereafter to mail the Proxy Statement to its stockholders or (iv) if the Company shall have failed to include in such Proxy Statement the recommendation referred to above;

                   (h) by the Company if (i) its Board of Directors determines in good faith that an Acquisition Proposal is financially superior to the transactions contemplated by this Agreement and is reasonably capable of being financed, (ii) the Company has complied with the requirements of Section 5.3, (iii) concurrently with such termination, the Company makes all payments required by Section 8.3(b), and (iv) concurrently with such termination, the Company enters into a definitive agreement to effect the financially superior Acquisition Proposal; and

                   (i) by MergerCo or the Company if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained.

The party desiring to terminate this Agreement pursuant to clauses 8.1(b) through 8.1(i) shall give written notice of such termination to the other parties in accordance with Section 9.1.

         SECTION 8.2. Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for liability or damages resulting from a willful breach of this Agreement and except that the agreements contained in this Section 8.2 and in Sections 6.6 and 8.3 and Article 9 shall survive the termination hereof.

         SECTION 8.3. Certain Fees. (a) Except as provided in Section 8.3(b), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b) So long as MergerCo shall not have materially breached its warranties or obligations under this Agreement, the Company agrees to pay MergerCo a fee in immediately available funds equal to MergerCo's Expenses in the following circumstances and at the following times only:

                  (i) promptly, but in no event later than two business days after the termination by MergerCo of this Agreement pursuant to Section 8.1(e), (f) or (g);

                 (ii) concurrently with any termination of this Agreement by the Company pursuant to Section 8.1(h); and

                (iii) if (A) any Acquisition Proposal shall have been made prior to the termination of this Agreement, (B) either MergerCo or the Company subsequently terminates this Agreement pursuant to Section 8.1(a), (b) or (d), (C) MergerCo shall not have breached any representation and warranty, covenant or agreement set forth in this Agreement in any material respect, (D) within 12 months after the termination of this Agreement, the Company shall have entered into an agreement to consummate a transaction contemplated by an Acquisition Proposal, and (E) such transaction shall subsequently be consummated, then such payment to be made upon such acquisition of Company Common Shares or the consummation of such Acquisition Proposal.

                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

                  if to MergerCo, to:

                  Philip W. Shires
                  KE Acquisition Corp.
                  2945 Wilderness Place
                  Boulder, CO 80301
                  Telecopy:  (303)  440-9600

                  with a copy to:

                  Thomas R. Stephens
                  Bartlit Beck Herman Palenchar & Scott
                  The Kittredge Building
                  511 Sixteenth Street, Suite 700
                  Denver, CO 80202
                  Telecopy: (303) 592-3140

                  if to the Company, to:

                  Chairman, Kentek Information
                  Systems, Inc.
                  2945 Wilderness Place
                  Boulder, CO 80301
                  Telecopy:  (303)  440-9600

                  with a copy to:

                  James H. Carroll
                  Cooley Godward LLP
                  2595 Canyon Blvd, Suite 250
                  Boulder, CO 80301
                  Telecopy:  (303)  546-4099
or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         SECTION 9.2. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the Merger Consideration, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 9.3. Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (i) all defined terms used herein and not otherwise defined have the meanings assigned to such terms in Annex I hereto,
(ii) an accounting term not otherwise defined has the meaning ascribed to it in accordance with generally accepted accounting principles; (iii) "or" is not exclusive; (iv) "including" means "including, without limitation," (v) words in the singular include the plural and words in the plural include the singular, and (vi) masculine pronouns shall be deemed to include the feminine counterpart and vice versa.

         SECTION 9.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

         SECTION 9.5.  Governing Law; etc.    (a)  Governing Law.  The terms of
this Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

          (b) Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in the United States District Court for the District of Delaware or the District of Colorado or any state court sitting in the City of Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action, or proceeding and waives any objection to venue laid therein. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware or the State of Colorado. Without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred to in Section 9.1, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

          (c) Specific Performance. Each of the parties acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          (d)  Waiver  of  Jury  Trial.   Each  of  the  parties  hereto  hereby
irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

         SECTION 9.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts (or signature pages) hereof signed by all of the other parties hereto.

         SECTION  9.7.  Parties in  Interest.  Except as  expressly  provided in
Article 1 and Section 2.4 in this Agreement, express or implied, is intended to or shall confer upon any other Person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

         SECTION 9.8. Severability. If any provisions of this Agreement or the application thereof to either party or set of circumstances shall in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         SECTION 9.9. Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter of this Agreement.

         SECTION 9.10. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or writing delivered pursuant hereto shall not survive the Effective Time or, if earlier, the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            KENTEK INFORMATION SYSTEMS, INC.

                                            By: /s/ Howard L. Morgan
                                            Name:    Howard L. Morgan
                                            Title:   Chairman of the Board


                                            KE ACQUISITION CORP.

                                            By:   /s/ Philip W. Shires
                                            Name:    Philip W. Shires
                                            Title:   President

                                                                        ANNEX I

                                  DEFINED TERMS

         The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Acquisition Proposal" shall mean any proposal or offer with respect to
(i) a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (including a merger of equals of the Company), or (ii) the acquisition of an equity interest in the Company representing in excess of 33% of the power to vote for the election of a majority of directors of the Company or (iii) the acquisition of assets of the Company or its Subsidiaries (including stock of one or more Subsidiaries of the Company) representing 33% or more of the consolidated assets of the Company, in each case by any Person other than MergerCo or its Affiliates.

         "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former. The term "control" and correlative terms shall have the meanings ascribed to them in Rule 405 under the Securities Act.

         "Blue Sky Laws" shall mean any applicable state securities laws.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended June 30, 1998.

         "Company Employee Plan" means each "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and
(ii) is maintained, administered or contributed to by the Company or any affiliate (as defined in Section 3.13) and covers any director, officer or employee or former director, officer or employee of the Company or of any affiliate, or under which the Company or any affiliate has any liability.

         "Company Intellectual Property Rights" means patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor and trade secrets owned by the Company or any of its Subsidiaries.

         "Company Material Adverse Effect" shall mean a material adverse effect on the condition (financial or otherwise), business, assets or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, other than changes in general economic conditions or in the economic conditions affecting the printer industry.

         "Company Proprietary Information" means documents containing operating, financial, technical or other information relating to the Company's evaluation of the transactions contemplated by this Agreement.

         "Company   Representatives"   shall  mean  the   officers,   directors,
employees,   accountants,   consultants,   legal   counsel,   agents  and  other
representatives, including environmental engineers, of the Company.

         "Court" shall mean any court, federal, state or local, or arbitration tribunal.

         "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to the protection of the environment, as in effect at the applicable time and that are applicable to a specified Person and such Person's Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws. For purposes of the Agreement, "Environmental Laws" shall not include laws primarily related to the protection of human health and safety and the terms "hazardous substance" and "releases" have the meanings specified in CERCLA (but without regard to the exclusions set forth in the definition of hazardous substance); provided, however, that to the extent other federal laws or the laws of the state in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in CERCLA, such broader meaning shall apply, and the term "hazardous substance" shall include all dehydration and treating wastes, and (to the extent in excess of background levels) radioactive material, even if such items are not classified as hazardous substances or wastes pursuant to CERCLA, or RCRA or the analogous statutes of any applicable jurisdiction.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agent" means a national bank or trust company or other financial institution or transfer agent designated by MergerCo prior to the Effective Time to act as exchange agent in exchanging Company Common Shares for the Merger Consideration.

         "Expenses" shall mean all of actual, documented and reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to MergerCo and its Affiliates) incurred by MergerCo or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, and all other matters related to the consummation of the transactions contemplated by this Agreement.

         "Governmental Authority" shall mean any federal, state or local governmental agency or authority (other than a Court).

         "Group" shall have the meaning set forth in Section 13(d)(3) of the Exchange Act.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge of the Company" (and any other phrase to substantially similar effect) means the actual knowledge of either Howard L. Morgan or Philip
W. Shires, in each case after reasonable inquiry with any person who is principally responsible for the subject matter of any representation and warranty given to the Knowledge of the Company.

         "Law" shall mean all laws, statutes, ordinances, rules and regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

         "Lien" shall mean, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, with respect to such an asset.

         "material" shall mean material to the condition (financial and other), results of operations, prospects or business of a specified Person and its Subsidiaries, if any, taken as a whole.

         "Material Contract" shall mean, as between any Person (the "Disclosing Person") or any of its Subsidiaries, on the one hand, and any other Person other than any other member of the group consisting of the Disclosing Person and its Subsidiaries, on the other hand:

                   (1) Any collective bargaining agreement or other agreement with any labor union;

                   (2) Any employment or consulting agreement, contract or commitment between the Disclosing Person or any of its Subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $100,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of the Disclosing Person or any of its subsidiaries or upon any termination of such employment or consulting relationship following a change in control of the Disclosing Person or any of its Subsidiaries;

                   (3) Any agency or representation agreement with any Person which is not terminable by the Disclosing Person or one of its Subsidiaries without penalty upon not more than ninety (90) days' notice providing for the payments to such person of $100,000 or more;

                   (4)  Any   partnership,   joint  venture  or  profit  sharing
         agreement between the Disclosing Person or its Subsidiaries with any Person involving aggregate payments in excess of $100,000;

                   (5) Any agreement, contract, commitment, indenture or other instrument relating to the borrowing of money in a principal amount of $100,000 or more or any direct or indirect guarantee of any obligation of any other Person or Governmental Authority for, or agreement to service the repayment of, borrowed money in a principal amount of $100,000 or more, including any agreement or arrangement (i) relating to the maintenance of compensating money balances, (ii) with respect to lines of credit or letters of credit, (iii) relating to the purchase or repurchase obligations of any other Person or Governmental Authority,
         (iv) to advance or supply funds to or to invest in any other Person or Governmental Authority, (v) to pay for property, products or services of any other Person or Governmental Authority even if such property, products or services are not conveyed, delivered or rendered and (vi) to guarantee any lease or other similar periodic payments to be made by any other Person or Governmental Authority;

                   (6)  Any  lease  with  annual  rental  payments   aggregating
         $100,000 or more that is not terminable without premium or penalty on ninety (90) days' or less notice;

                   (7) Any agreement, contract or commitment for the disposition or acquisition of any investment in any Person if such investment requires payment of $100,000 or more;

                   (8) Any other agreement, contract or commitment which involves payment or potential payment, pursuant to the terms of such agreement, contract or commitment, by or to the Disclosing Person or any of its Subsidiaries of $100,000 or more within any twelve month period commencing after the date of the Agreement.

         "Order" shall mean any judgment, order or decree of any court, arbitration tribunal or Governmental Authority, federal, state or local.

         "Permit" shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any federal, state, local or foreign Governmental Authority.

         "Permitted Encumbrances" shall mean the following:

                   (1) Liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, adequate reserves shall have been set aside with respect thereto;

                   (2) all rights, if any, to consent by, required notices to, filings with, or other actions by any Governmental Authority in connection with the contribution or the operation of any assets;

                   (3) mechanics', repairmen's, employees', contractors', materialmen's or other similar Liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, adequate reserves shall have been set aside with respect thereto;

                   (4) Liens in respect of judgments or awards currently being prosecuted in good faith on an appeal or other proceeding for review and with respect to which a stay of execution pending such appeal or such proceeding for review shall have been secured; provided that adequate reserves shall have been set aside with respect thereto;

                   (5) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

                   (6) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations, so long as the payment of such rent or the performance of such obligations is not delinquent.

         "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of law.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by a Person.

         "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, alternative or add-on minimum, estimated, environmental (including taxes under Code section 59A), unemployment, transfer and gains taxes, and (ii) interest, penalties, additional taxes, fines and other additions to tax imposed with respect thereto and any interest in respect of such penalties, additional taxes, fines and other additional amounts; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns (including returns required in connection with any Company Employee Plan).

         "Third-Party Intellectual Property Rights" means patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor and trade secrets owned by a Person other than the Company and its Subsidiaries.

Each of the following terms is defined in the Section set forth opposite such term:

         Term                                                            Section

         Affiliate                                                       3.13(a)
         Company  Recitals
         Company Balance Sheet                                               3.8
         Company Balance Sheet Date                                          3.8
         Company Employee Arrangements                                   3.13(b)
         Company Common Shares                                          Recitals
         Company SEC Reports                                              3.7(a)
         Company 10-Q                                                     3.7(a)
         Covered Employees                                                   2.4
         Delaware Law                                                     1.1(a)
         Dissenting Shares                                                   1.4
         Effective Time                                                   1.1(c)
         The Financial Advisor                                            1.1(f)
         Merger                                                           1.1(a)
         Merger Consideration                                           Recitals
         MergerCo                                                       Recitals
         MergerCo Representatives                                            5.6
         Proxy Statement                                                     3.9
         Representatives                                                     5.3
         SEC                                                              3.7(a)
         Special Committee                                              Recitals
         Surviving Corporation                                            1.1(a)

                                    Exhibit A

                Amended and Restated Certificate of Incorporation
                                       of
                        Kentek Information Systems, Inc.

                                       I.

         The name of the corporation is Kentek Information Systems, Inc.

                                       II.

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      III.

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                       IV.

         Upon the effectiveness of this Amended and Restated Certificate of Incorporation, the aggregate number of shares of all classes of stock which the corporation shall have authority to issue is three thousand (3,000) shares, consisting of three thousand (3,000) shares of Common Stock, with a par value of $.01 each.

                                       V.

         The  designations,   powers,   preferences,   rights,   qualifications,
limitations and restrictions of the Common Stock shall be as follows:

         A. Dividends. The Board of Directors may, in its discretion, out of funds legally available for the payment of dividends, declare and pay dividends on the shares of the Common Stock at such times and in such manner as the Board of Directors may determine.
         B. Voting. Each holder of the Common Stock shall be entitled to one vote for each share of said stock held by such holder on all matters submitted to stockholders.

         C. Other Rights. Each holder of the Common Stock shall possess all other rights appertaining to capital stock of the corporation.

                                       VI.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof as the case may be, it is further provided that:

         A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

         B. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the fill term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

         C. Subject to any contrary provision in the bylaws of the corporation, the bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least sixty percent (60%) of the voting power of all of the then-outstanding shares of capital stock of the corporation. The Board of Directors shall also have the power to adopt, amend, or repeal bylaws.

         D. The directors of the corporation need not be elected by written ballot unless the bylaws so provide.

         E. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, and shall be held at such place, on such date and at such time as the Board of Directors shall fix.

         F. Advance notice of stockholder nominations for the election of directors and to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the bylaws.

                                      VII.

         A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         B. Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VIII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B.  Notwithstanding  any other  provisions of this Amended and Restated
Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the corporation required by law, by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty percent (60%) of the voting power of all of the then-outstanding shares of capital stock of the corporation, voting together as a single class, shall be required to alter, amend or repeal Articles VI, VII and VIII hereof.

[TYPE]                        EX-99.1, Press Release
                                                                    Exhibit 99.1

                            Kentek Agrees To Cash Merger

BOULDER, Colo., May 14 -- Kentek Information Systems, Inc. (Nasdaq: KNTK) announced today that it has agreed to a definitive merger agreement with a newly formed corporation organized by Philip W. Shires, the President and Chief Executive Officer of Kentek. Under the terms of the merger agreement, each Kentek shareholder would receive $8.29 in cash at closing for each share of Kentek common stock.

The Board of Directors of Kentek, acting on the unanimous recommendation of a Special Committee of independent directors, unanimously approved the transaction and recommended that stockholders of Kentek approve and adopt the agreement and the merger. The transaction is subject to the approval of Kentek's stockholders, financing, any applicable regulatory approvals and certain other conditions.

Kentek expects to mail a proxy statement describing the transaction to all stockholders of Kentek upon completion of Securities and Exchange Commission review. The transaction is expected to close during the summer.

Janney Montgomery Scott Inc. acted as independent financial advisor to Kentek's Special Committee of independent directors, and Cooley Godward LLP acted as independent legal counsel.

This release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties include whether the proposed acquisition transaction will be completed, the availability of financing sources for the transaction and required approvals.

News releases and information on Kentek can be accessed at Kentek's web site on the Internet, http://www.kentek.com.